JOHN HANCOCK CURRENT INTEREST

                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Investor Services Corporation
101 Huntington Avenue
Boston, MA   02199

     Re: Transfer Agency and Service Agreement

Ladies and Gentlemen:

     Pursuant to Section 7.01 of the Transfer Agency and Service Agreement dated as of May 15, 1995 between John Hancock Current Interest (the "Trust") and John Hancock Investor Services Corporation (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Money Market Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency and Service Agreement to the Fund in accordance with the fee schedule attached as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                                JOHN HANCOCK CURRENT INTEREST



ATTEST: /s/ Susan S. Newton                      By: /s/ Anne C. Hodsdon
        -------------------------                    ---------------------------
        Secretary                                    President

Dated:  December 2, 1996


     We are willing to render transfer agency services to John Hancock Money Market Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                                JOHN HANCOCK INVESTOR SERVICES
                                                CORPORATION



ATTEST: /s/ Susan S. Newton                     By: /s/ Charles J. McKenney, Jr.
        -------------------------                   ----------------------------
                                                    Title:

Dated:  December 2, 1996

             TRANSFER AGENT FEE SCHEDULE, EFFECTIVE DECEMBER 2, 1996



     Effective December 2, 1996, the transfer agent fees payable monthly under the transfer agent agreement between each fund and John Hancock Investor Services Corporation shall be the following rates plus certain out-of-pocket expenses as described to the Board:

                                                    Annual Rate Per Account

 Equity Fund                                   Class A Shares     Class B Shares

Capital Series                                     $19.00              $21.50
 - Special Value
 - Independence Equity
 - Utilities
Special Equities
World
 - Pacific Basin
 - Global Rx
 - Global Marketplace
Freedom Investment Trust
 - Regional Bank
 - John Hancock Disciplined Growth
 - John Hancock Financial Industries
Freedom Investment Trust II
 - Global
 - International
 - Special Opportunities
 - Growth
Freedom Investment Trust III
 - Discovery
John Hancock Investment Trust
 - Growth & Income
 - Sovereign Balanced
 - Sovereign Investors
John Hancock Series Trust
 - Emerging Growth
 - Global Technology Fund

                                                    Annual Rate Per Account

                                               Class A Shares     Class B Shares

                                                   $20.00             $22.50
John Hancock Cash Reserve
John Hancock Current Interest
 - Money Market
 - US Government Cash Reserve

                                                    Annual Rate Per Account

                                               Class A Shares     Class B Shares

                                                   $20.00             $22.50
John Hancock Tax-Exempt Series, Inc.
 - Massachusetts Tax-Free Income
 - New York Tax-Free Income
Freedom Investment Trust
 - Managed Tax-Exempt
John Hancock Tax-Free Bond Trust
- High Yield Tax-Free
- Tax-Free Bond Fund
John Hancock California Tax-Free Income

                                                    Annual Rate Per Account

                                               Class A Shares     Class B Shares

Limited Term Government                            $20.00             $22.50
Sovereign Bond
Strategic Series
 - Strategic Income
 - Sovereign U.S. Government Income
Freedom Investment Trust II
 - John Hancock World Bond Fund
 - Short-Term Strategic Income
John Hancock Bond Trust
 - Intermediate Maturity Gov't Fund
 - Government Income Fund
 - High Yield Bond Fund






The following funds are at a % of daily net assets of the Fund. Out-of-pocket expenses are paid by John Hancock Investor Services Corporation.

 Class C Funds

Special Equities                           .10% of daily net assets of  the Fund
Sovereign Investors

John Hancock Institutional Series Trust      .5% of daily net assets of the Fund
 - John Hancock Global Bond Fund
 - John Hancock Independence Medium Capitalization Fund
 - John Hancock Independence Growth Fund
 - John Hancock Active Bond Fund
 - John Hancock Independence Diversified Core Equity Fund II
 - John Hancock Independence Balanced Fund
 - John Hancock Fundamental Value Fund
 - John Hancock Dividend Performers Fund
 - John Hancock Independence Value Fund
 - John Hancock International Equity Fund
 - John Hancock Multi-Sector Growth Fund
 - John Hancock Small Capitalization Equity Fund

These fees are agreed to by the undersigned as of December 2, 1996.



                                                  /s/Anne C. Hodsdon
                                                     ---------------------------
                                                           Anne C. Hodsdon
                                                        President of each Fund


                                                  /s/Charles McKenney, Jr.
                                                     ---------------------------
                                                        Charles McKenney, Jr.
                                                  Vice President of John Hancock
                                                   Investor Services Corporation